UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 31, 2007

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3333 Lee Parkway, Suite 1200, Dallas, Texas	75219 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (972) 629-4301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

On November 1, 2007 GAINSCO, INC. (the “Company”) and its indirect wholly-owned subsidiary, MGA Insurance Company, Inc. (“MGA Insurance”) consummated the sale of the Company’s wholly-owned subsidiary, General Agents Insurance Company of America, Inc. (“General Agents”) to Montpelier Re U. S. Holdings Ltd. pursuant to a Stock Purchase Agreement entered into on August 13, 2007 (the “ Stock Purchase Agreement”). A copy of the Company’s press release announcing the completion of the sale is filed as an exhibit to this Report. Pursuant to the sale, the stock of MGA Insurance was transferred by General Agents to the Company, and MGA Insurance became a direct wholly-owned subsidiary of the Company.

In connection with the closing of the sale and in accordance with the terms of the Stock Purchase Agreement, the Company and MGA Insurance entered into several agreements on October 31, 2007, including the following:

(1)          Second Amendment to Credit Agreement among the Company, National Specialty Lines, Inc., a subsidiary of the Company (“NSL”), and The Frost National Bank (the “Credit Amendment”);

(2)          100% Quota Share Reinsurance Agreement between MGA Insurance and General Agents (the “Quota Share Agreement”);

(3)          Reinsurance Trust Agreement by and among MGA Insurance, General Agents and Bank of Oklahoma, N.A. (the “Trust Agreement”) and

(4)          Guaranty Agreement of the Company for the benefit of General Agents (the “Guaranty”).

The Credit Amendment was entered into in order to provide for the consent of the  lender, The Frost National Bank, to the sale of General Agents. Until the adoption of the Credit Amendment, all of the stock of General Agents was pledged to secure the Company’s obligations under the Credit Agreement dated September 30, 2005 among the Company, NSL and The Frost National Bank. Pursuant to the terms of the Credit Amendment, all of the stock of MGA Insurance was pledged to secure the Company’s obligations under the Original Credit Agreement, as amended, and the lender waived various provisions of the Original Credit Agreement to permit the sale of General Agents.

The Quota Share Agreement provides for MGA Insurance to reinsure all of the insurance obligations of General Agents that were incurred prior to the closing of the sale, and the Trust Agreement requires that MGA Insurance provide acceptable investments as collateral to secure the performance of its obligations under the Quota Share Agreement. MGA Insurance and General Agents also entered into other related agreements whereby MGA Insurance assumed non-insurance liabilities of General Agents and provided for the orderly disposition of the remaining runoff insurance business of General Agents, which is now reinsured by MGA Insurance.

The Guaranty provides for the Company’s guarantee of the obligations of MGA Insurance to General Agents under the Stock Purchase Agreement, the Quota Share Agreement, the Trust Agreement and the other related obligations of MGA Insurance to General Agents.

The Company’s ongoing nonstandard personal automobile insurance business continues to be written through MGA Insurance.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

99.1 Press Release issued by GAINSCO, INC. on November 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.

/s/ GLENN W. ANDERSON
Glenn W. Anderson, President and
Chief Executive Officer

DATED:  November 6, 2007